Press Release #201215	FOR IMMEDIATE RELEASE	April 23, 2012

MESSAGE FROM THE PRESIDENT 1st Qtr 2012 Update

Over the past 90 days Enertopia has accomplished significant achievements.

The Company is benefiting from the addition to our board of directors of a very experienced production engineer; and also the addition of two very skilled geological advisors. The company has also closed the $208,000 first tranche of its proposed $2.5 million financing.

The company is pleased to report that diamond drilling is now well underway on Enertopia’s ROFR (Right of First Refusal Lands) which are adjacent to the company’s 100% option lands at Mildred Peak Arizona. The main drilling target is the gold and silver bearing Jurassic meta conglomerate that has seen historic drilling. Interested parties should review our April 4th press release for further information on the importance of this drilling program.

During the next 90 days Enertopia intends to:

COPPER HILLS;

  Consulting Geologist Stefan Kruse will compile the historic data into a single data base.
  Submit notice of intent to the BLM and State of New Mexico for the drilling of 10 shallow 75m holes to test the silver & copper oxides at or near-surface, and the 3 deep diamond drill holes to 550m each to test the large buried sulphide targets revealed by the 2011 IP/Res survey.

MILDRED PEAK;

  Consulting Geologist Tony Gilman will compile the historic Mildred Peak data into a single data base.
  Review historic Mildred Peak diamond drill core that was never assayed for gold or silver and submit for assay all relevant intersections.
  Sampling and mapping program of known areas of mineralized Jurassic conglomerate and the main surface Argillite mineralized silver/copper areas.

Enertopia enters the second quarter well positioned to build on our many areas of progress during the past year. This, coupled with the potential for significant growth in the value of our exploration projects, provides for an exciting 2012 and beyond.

Robert McAllister
President

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with the symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and production costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company.